CONSENT OF INDEPENDENT ACCOUNTANTS




To the Board of Trustees of the BT Global Investors:

We consent to the inclusion in this Pre-Effective Amendment to the Registration Statement of the BT Global Investors on Form N-1A of our report dated December 28, 1995 on our audits of the financial statements of the Funds, which reports are included in the Registration Statement.




                                                    /S/ COOPERS & LYBRAND L.L.P.
                                                        COOPERS & LYBRAND L.L.P.

Kansas City, Missouri
December 28, 1995